                                                                      EXHIBIT 99

May 31, 2002

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

The registrant has received from Arthur Andersen LLP ("AA") an assurance letter, dated May 31, 2002,  representing  that the audit  performed with respect to the financial  statements of the registrant for the year ended December 31, 2001 was subject to adequate quality control systems and included appropriate  continuity of AA personnel and availability of its national office consultation.

Very truly yours,

Darlene Hughes
/s/ DARLENE HUGHES
Darlene Hughes, Plan Administrator